EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Hatteras Alternative Mutual Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Hatteras Alternative Mutual Funds Trust for the year ended December 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Hatteras Alternative Mutual Funds Trust for the stated period.

/s/ David B. Perkins		/s/ Lance Baker
David B. Perkins		Lance Baker
Chief Executive Officer, Hatteras Alternative Mutual Funds Trust		Chief Financial Officer and Treasurer, Hatteras Alternative Mutual Funds Trust

Dated:	3/7/2016	Dated:	3/7/2016

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Hatteras Alternative Mutual Funds Trust for purposes of the Securities Exchange Act of 1934.